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                                                                    EXHIBIT 99.1

                             JOINT FILING AGREEMENT

      The parties hereto agree that pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Schedule 13D of which this Agreement is made an exhibit is filed on behalf of them in the capacity set forth below.


Date:  August 23, 1999          NATURAL GAS PARTNERS II, L.P.
                                By:   G.F.W. Energy II, L.P.,
                                      its Sole General Partner
                                   By:      GFW II, L.L.C.,
                                            its Sole General Partner


                                      By: /s/ KENNETH A. HERSH
                                          --------------------------------------
                                          Kenneth A. Hersh
                                          Authorized Member


Date:  August 23, 1999          G.F.W. ENERGY II, L.P.
                                By:   GFW II, L.L.C.,
                                      its Sole General Partner


                                      By: /s/ KENNETH A. HERSH
                                          --------------------------------------
                                          Kenneth A. Hersh
                                          Authorized Member


Date:  August 23, 1999          GFW II, L.L.C.


                                By: /s/ KENNETH A. HERSH
                                    --------------------------------------------
                                    Kenneth A. Hersh
                                    Authorized Member